EXHIBIT 5

                           Thermo Electron Corporation
                                 81 Wyman Street
                                   PO Box 9046
                             Waltham, MA  02254-9046

                                January 11, 1996



        Securities and Exchange Commission
        Judiciary Plaza
        450 Fifth Street, N.W.
        Washington, D.C.  20549

            Re:   Registration Statement on Form S-3
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        Ladies and Gentlemen:

            I am General Counsel to Thermo Electron Corporation, a Delaware corporation (the "Company"), and have acted as counsel in connection with the registration under the Securities Act of 1933, as amended, on Form S-3 (the "Registration Statement"), of 7,312 shares of the Company's Common Stock, par value $1.00 per share (the "Shares"), which may from time to time be sold by a shareholder of the Company.

            I or a member of my staff have reviewed the corporate proceedings taken by the Company with respect to the authorization of the issuance of the Shares. I or a member of my staff have also examined and relied upon originals or copies, certified or otherwise authenticated to my satisfaction, of all corporate records, documents, agreements or other instruments of the Company, and have made investigations of law and have discussed with the Company's representatives questions of fact that I or a member of my staff have deemed necessary or appropriate.

            Based upon and subject to the foregoing, I am of the opinion that the Shares have been duly authorized by the Company and are validly issued, fully paid and non-assessable.
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            I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement, including any amendments thereto, and to the use of my name under the caption "Legal Matters" in the prospectus constituting a part thereof.

                                           Sincerely,




                                           Seth H. Hoogasian
                                           General Counsel

        SHH/haf